UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                                    )          Case No. 98 B 20763
                                          )          Chapter 11
MERCURY FINANCE COMPANY,                  )
a Delaware Corporation,                   )          Honorable Erwin I. Katz
                                          )
                 Debtor.                  )
                                          )

                            MONTHLY OPERATING REPORT

         Mercury Finance Company hereby files its Monthly Operating Report for the period ending September 30, 1998, as required by the Chapter 11 Operating Instructions and Reporting Requirements issued by the United States Trustee, with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.


Date:      November 20, 1998                     MERCURY FINANCE COMPANY
                                                 Debtor and Debtor in Possession



                                                 By:
                                                        One of its Attorneys












Lewis S. Rosenbloom (Reg. No. 02386321)
Debra A. Riley  (Reg. No. 06212193)
McDermott, Will & Emery
227 West Monroe Street
Chicago, Illinois 60606-5096
(312) 372-2000



                             CERTIFICATE OF SERVICE

           I, Debra A. Riley, an attorney, hereby certify that on November 20, 1998, I caused a copy of the attached Monthly Operating Report to be served upon:

                               Kathryn M. Gleason
                              U.S. Trustee's Office
                       227 West Monroe Street - Suite 3350
                             Chicago, Illinois 60606

Via hand delivery.




                                               Debra A. Riley



                         UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

CASE NAME:  MERCURY FINANCE COMPANY                          CASE NO. 98-B-20763

                    SUMMAR OF CASH RECEIPTS AND DISBURSEMENTS
                     For the Month Ending September 30, 1998


                                                                     ----------
BEGINNING BALANCE                                                    73,774,790
                                                                     ----------

RECEIPTS:
                 1.  Receipts from Operations:                        5,464,486
                                                                     ----------
                 2.  Other Receipts:
                            a.  Cash from Subsidiaries               55,408,366
                                                                     ----------

DISBURSEMENTS:
                 3.  Net Payroll:
                            a. Officers                                 163,231
                                                                     ----------
                            b.  Others                                1,860,439
                                                                     ----------

                 4.  Taxes:
                            a.  Federal income                          306,394
                                                                     ----------
                            b.  FICA withholdings                       193,577
                                                                     ----------
                            c.  Employee's withholdings
                                                                     ----------
                            d.  Employer's FICA                         193,577
                                                                     ----------
                            e.  Federal Unemployment Taxes                2,500
                                                                     ----------
                            f.  State Income Tax                         62,036
                                                                     ----------
                            g.  State Employee withholdings               4,552
                                                                     ----------
                            h.  All other state & local taxes             2,501
                                                                     ----------

                 5.  Necessary Expenses:
                            a.  Rents or mortgage payments(s)                 0
                                                                     ----------
                            b.  Utilities                                     0
                                                                     ----------
                            c.  Insurance                                     0
                                                                     ----------
                            d.  Merchandise bought for manufacture
                                or sale                                       0
                                                                     ----------
                            e.  Other necessary expenses
                                      Advances to subsidiaries       33,307,984
                                                                     ----------
                                      Disbursements per attachment    6,014,154
                                                                     ----------

TOTAL DISBURSEMENTS:                                                 42,110,945
                                                                     ----------

NET RECEIPTS (DISBURSEMENTS) FOR THE CURRENT PERIOD                  18,761,907
                                                                     ----------

                                                                     ----------
ENDING BALANCE IN ALL ACCOUNTS                                       92,536,697
                                                                     ----------



MERCURY FINANCE COMPANY

Cash Consolidation Worksheet


                            BANKONE        BANKONE       LASALLE BANK       PULLMAN      NATIONSBANK      NATIONSBANK
                          #1565520303     #100074781      #8600728730     #0001175439    #3751055343        CERT. OF
                          MONEY MARKET      SWEEP        MONEY MARKET     CREDIT CARD    MONEY MARKET        DEPOSIT
                          ------------      -----        ------------     -----------    ------------        -------

Beginning Balance           11,027,159               0      60,249,058         745,984           1,944         130,000
-----------------------   ------------    ------------    ------------    ------------    ------------    ------------

Receipts
   Transfers                24,280,963       7,904,775      10,000,000
    Other                       92,496             576         284,144       3,267,720             902
-----------------------   ------------    ------------    ------------    ------------    ------------    ------------

    Total Receipts          24,373,459       2,905,351      10,284,144       3,267,720             902               0
-----------------------   ------------    ------------    ------------    ------------    ------------    ------------

Disbursements
     Transfers             (22,100,000)     (2,905,351)                     (1,000,000)
     Other                                                                  (2,195,396)
-----------------------   ------------    ------------    ------------    ------------    ------------    ------------

    Total                  (22,100,000)     (2,905,351)              0      (3,195,396)              0               0
Disbursements
-----------------------   ------------    ------------    ------------    ------------    ------------    ------------

Ending Balance              13,300,618               0      70,533,202         818,308           2,846         130,000
-----------------------   ------------    ------------    ------------    ------------    ------------    ------------


                     STAR BANK        BANKONE       PULLMAN              CASH IN          BANKONE
                     #488913617     #1000744781     #7102000    PETTY    TRANSIT        #212850060
                     #488913625    CONCENTRATION    CC ESCROW   CASH     FROM SUBS      DISBURSEMENT   ELIMINATIONS        TOTAL
                     ----------    -------------    ---------    ----    ---------      ------------   ------------        -----

Beginning Balance         10,000        (274,237)    253,652     300      9,084,045      (7,453,115)            (0)     73,774,790
------------------  ------------    ------------    --------    ----   ------------    ------------    ------------    ------------

Receipts
   Transfers                                                                             29,660,434   (160,026,835)              0
    Other             10,000,000      83,180,663                         55,408,366         439,555                     60,872,852
------------------  ------------    ------------    --------    ----   ------------    ------------    ------------    ------------

                           4,463       1,374,630
    Total Receipts    10,000,463      84,555,293           0       0     55,408,366      30,099,989   (160,026,835)     60,872,852
------------------  ------------    ------------    --------    ----   ------------    ------------    ------------    ------------

Disbursements
     Transfers                       (76,846,172)                       (57,175,312)                   160,026,835               0
     Other                   (26)     (8,201,825)   (253,652)
------------------  ------------    ------------    --------    ----   ------------    ------------    ------------    ------------

                                                                                        (31,460,046)                   (42,110,945)
    Total                    (26)    (85,047,997)   (253,652)      0    (57,175,312)    (31,460,046)   160,026,835     (42,110,945)
Disbursements
------------------  ------------    ------------    --------    ----   ------------    ------------    ------------    ------------

Ending Balance        10,014,437        (766,941)          0     300      7,317,099      (8,813,172)             (0)     92,536,697
------------------  ------------    ------------    --------    ----   ------------    ------------    ------------    ------------




MERCURY FINANCE COMPANY
SEPTEMBER OPERATING REPORT - Disbursement Summary

              DESCRIPTION                   CHECKS       WIRES         TOTAL

Accrued Interest & Receivable Midland      7,476.90     60,839.07     68,315.97
Advertising                               29,762.19                   29,762.19
Automobile                                23,962.30                   23,962.30
Bank Service Charges                         131.68      8,467.89      8,599.57
Credit Card Advances                                 1,786,653.17  1,786,653.57
Credit Card Fees                                       408,742.66    408,742.66
Commissions Auto Club                      1,379.91                    1,379.91
Company Meeting Expense                   16,833.86                   16,833.86
Dues and Subscriptions                       306.25                      306.25
Employee Emergency Loans                   1,787.00                    1,787.00
Furniture and Fixtures                     7,756.96                    7,756.96
Insurance Employee                        85,758.15    263,951.45    349,709.60
Insurance Expense                          1,488.84                    1,488.84
Interest Expense                             569.88                      569.88
Legal Expense                                 65.00                       65.00
Licenses and Fees                            682.40                      682.40
Miscellaneous Expense                     43,806.55                   43,806.55
Moving and Relocation Expense                 16.25                       16.25
Online Expense                           101,406.20                  101,406.20
Payroll Administration                     8,939.52                    8,939.52
Pension Expense                           81,217.00    276,015.06    357,232.06
Postage                                    2,073.14                    2,073.14
Rent                                      25,368.85                   25,368.85
Restructuring Expense                    100,000.00    152,630.96    252,630.96
Salary Other                              15,755.41                   15,755.41
SIC Insurance Refunds                  1,151,446.01                1,151,446.01
Stationery Expense                         2,584.02                    2,584.02
Stockholder Relations                      4,888.80                    4,888.80
Suspense                                   4,875.00                    4,875.00
Suspense SIC Clearing                     17,008.95                   19,273.57
Taxes Property and Misc.                   1,219.00      2,264.62      1,219.00
Taxes State Income Tax                    66,975.00                   66,975.00
Telephone                                102,334.19                  102,334.19
Travel                                    10,056.20                   10,056.20
UFCC Insurance Premiums                              1,134,470.26  1,134,470.26
Utilities                                  2,187.62                    2,187.62

TOTALS                                 1,920,119.03  4,094,035.14  6,014,154.17
                                       ------------  ------------  ------------



                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

CASE NAME:  MERCURY FINANCE COMPANY                          CASE NO. 98-B-20763

                     FOR MONTH ENDING September 30, 1998

STATEMENT OF INVENTORY

                               Beginning inventory                $0.00
                                                                  -----
                               Add:  purchases                    $0.00
                                                                  -----
                               Less:  goods sold (cost basis)     $0.00
                                                                  -----
                               Ending inventory                   $0.00
                                                                  -----

PAYROLL INFORMATION STATEMENT

                               Gross payroll for this period      $2,788.805.50
                                                                  -------------
                               Payroll taxes due but unpaid               0.00
                                                                  -------------

STATUS OF PAYMENTS TO SECURED CREDITORS AND LESSORS

    Name of      Date regular  Amount of   Number of      Amount of
Creditor/Lessor    payment      regular    payments        payment
                    is due     payment    delinquent  delinquent (post)

                                      NONE


STATEMENT OF AGED RECEIVABLES

ACCOUNTS RECEIVABLES   See Attached Summary



MERCURY FINANCE COMPANY
Accounts Receivable Summary

Type                                   Book Balance              Book Balance
                                         @ 8/31/98                 @ 9/30/98
------------------------------------ ------------------------- -----------------

Employee Cash Advances
           Employee Cash Advance             37,234.00                11,520.00
           Employee Travel Advance           10,500.00                10,500.00
           Employee Emergency Loans           7,014.27                 5,557.28

Credit Card Interest Receivable             469,957.13               442,499.86

Credit Card Income Receivable                60,000.00                90,000.00

Credit Card - Suspense                           71.39                     0.00

Credit Card Loan Balances (Net of R)     49,035,715.13            47,319,427.75

Accrued Income Receivable                   374,584.00               374,584.00

Other Receivables-Suspense                 (136,614.00)             (119,379.41)

                                     ------------------------- -----------------
           TOTAL                         49,858,461.92            48,134,709.48
                                     ------------------------- -----------------



                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

CASE NAME:  MERCURY FINANCE COMPANY                         CASE NO. 98-B-20763

                     FOR MONTH ENDING September 30, 1998

                               TAX QUESTIONNAIRE

Debtors in possession and trustees are required to pay all taxes incurred after the filing of their Chapter 11 petition on an as due basis. Please indicate whether the following post petition taxes or withholdings have been paid currently.

           1.)  Federal income taxes                Yes (X)       No ( )
           2.)  FICA withholdings                   Yes (X)       No ( )
           3.)  Employee's withholdings             Yes (X)       No ( )
           4.)  Employer's FICA                     Yes (X)       No ( )
           5.)  Federal unemployment taxes          Yes (X)       No ( )
           6.)  State income tax                    Yes (X)       No ( )
           7.)  State employee withholdings         Yes (X)       No ( )
           8.)  All other state taxes               Yes (X)       No ( )


If any of the above have not been paid, state below the tax not paid, the amounts past due and the date of last payment.